EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS



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                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Coastal Financial Corporation


We consent to incorporation by reference in the registration statements on Forms S-8 the 1990 Stock Option and Incentive Plan as amended, and the Coastal Financial Corporation's Directors Performance Plan of Coastal Financial Corporation of our report dated October 18, 1996, relating to the consolidated statements of financial condition of Coastal Financial Corporation and subsidiaries as of September 30, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1996, which report appears in the September 30, 1996, annual report on Form 10-K of Coastal Financial Corporation and subsidiaries. Our report dated October 18, 1996, refers to the fact that the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities" on October 1, 1994 and the provisions of SFAS No. 109, "Accounting for Income Taxes" on October 1, 1993.





Greenville, South Carolina
December 27, 1996